FOR IMMEDIATE RELEASE

Mercury Systems Advances Go-Forward Strategic Plan Through Continued Board Refreshment

ANDOVER, Mass. – July 6, 2023 – Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com) (“Mercury” or the “Company”), a technology company that delivers processing power for the most demanding aerospace and defense missions, today announced a continuation of recent actions by the Board of Directors of Mercury (the “Board”) to enhance the execution of the Company’s strategic plan to drive value creation for all stakeholders through Board leadership changes and the appointment of an additional independent director with a shareholder perspective and proven investment track record.

Bill Ballhaus, Mercury’s Interim President and Chief Executive Officer, will assume the role of Chairman of the Board, effective immediately prior to the 2023 Annual Meeting of Shareholders (the “Annual Meeting”). As previously announced, William O’Brien, the Board’s current Chairman, will retire at that time. Mary Louise (ML) Krakauer has decided to retire from the Board, effective immediately prior to the Annual Meeting and as a consequence, Howard Lance will assume the position of Chair of the Human Capital and Compensation Committee at that time.

Consistent with the Board’s ongoing commitment to refreshment, it has appointed Scott Ostfeld - Managing Partner of JANA Partners LLC (“JANA”) - as a Class II director, effective immediately upon conclusion of customary onboarding. Mr. Ostfeld will serve as a member of the Board’s Human Capital and Compensation and M&A and Finance Committees, and as a Board member, will be involved in its CEO search process. JANA is an approximately 8% shareholder of Mercury.

Mr. O’Brien said, “The changes to our Board’s leadership reflect the natural evolution of the Mercury Board to guide the Company’s next chapter. Strengthening our Board with additional operational and financial expertise is also critical to our efforts to enhance value for all our stakeholders, including customers, shareholders and employees. Scott has a thorough understanding of our business, a proven investment record and shares the Board’s vision for moving Mercury forward. He also brings important shareholder perspective that will be immediately additive to the boardroom.”

Mr. Ostfeld said, “I commend the Board for the actions it has taken to set Mercury on the right path and install a refreshed Board and leadership team. JANA believes Jerry DeMuro and Roger Krone are excellent additions to the Board, and will support both nominees at the upcoming annual meeting. I look forward to working with the Board and management to significantly improve execution and deliver tangible results for all shareholders, including by supporting the Board and management with the necessary tools to align equity incentive compensation with shareholder interests.”

Mr. Ballhaus said, “On behalf of my fellow directors, I want to express our deepest appreciation to Bill and ML for their meaningful and countless contributions to Mercury. Each has been a trusted colleague as the Company navigated a challenging environment and has made an immense mark on the organization. I am pleased to continue working with them over the next several months and ensuring a smooth transition.”

As a result of these changes, the Board has approved a reduction by two seats to the Board that will be effective immediately prior to the Annual Meeting. As of the Annual Meeting, the Board will be comprised of nine directors, five of whom will have been appointed to the Board in the past two years.

About Scott Ostfeld
Scott Ostfeld is a Managing Partner and Portfolio Manager at JANA Partners where he has nearly 20 years of experience enhancing value as an engaged shareholder. Prior to joining JANA in 2006, Mr. Ostfeld was at GSC Partners, where he served in their distressed debt private equity group and focused on acquiring companies through the restructuring process and enhancing value as an equity owner. He was previously an investment banker at Credit Suisse First Boston Corporation.
Mr. Ostfeld currently serves on the Board of Directors of TreeHouse Foods. He was previously a director at Conagra Brands, HD Supply until its sale to Home Depot, and Team Health until its sale to Blackstone Group. Mr. Ostfeld serves on the board of Columbia University’s Richman Center for Business, Law and Public Policy. He received a JD from Columbia Law School, where he was a Harlan Fiske Stone Scholar and a Senior Editor of Columbia Law Review, an MBA, Beta Gamma Sigma, from Columbia Business School, and a BA, magna cum laude, Phi Beta Kappa, from Columbia University.
Mercury Systems – Innovation that Matters® by and for People Who Matter

Mercury is a technology company that pushes processing power to the tactical edge, making the latest commercial technologies profoundly more accessible for today’s most challenging aerospace and defense missions. From silicon to system scale, Mercury enables customers to accelerate innovation and turn data into decision superiority. Mercury is headquartered in Andover, Massachusetts, and has 24 locations worldwide. To learn more, visit mrcy.com. (Nasdaq: MRCY)

Forward-Looking Safe Harbor Statement

This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the Company’s focus on enhanced execution of the Company’s strategic plan under a refreshed Board and leadership team. You can identify these statements by the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of continued geopolitical unrest and regional conflicts, competition, inflation, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. government’s interpretation of, federal export control or procurement rules and regulations, changes in, or in the interpretation or enforcement of, environmental rules and regulations, market acceptance of the Company's products, shortages in or delays in receiving components, supply chain delays or volatility for critical components such as semiconductors, production delays or unanticipated expenses including due to performance quality issues or manufacturing execution issues, the impact of the COVID-19 pandemic and supply chain disruption, inflation and labor shortages, among other things, on program execution and the resulting effect on customer satisfaction, inability to fully realize the expected benefits from acquisitions, restructurings, and value creation initiatives such as 1MPACT, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, effects of shareholder activism, increases in interest rates, changes to industrial security and cyber-security regulations and requirements and impacts from any cyber or insider threat events, changes in tax rates or tax regulations, such as the deductibility of internal research and development, changes to interest rate swaps or other cash flow hedging arrangements, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, which difficulties may be impacted by the termination of the Company’s announced strategic review initiative, unanticipated challenges with the transition of the Company’s Chief Executive Officer and Chief Financial Officer roles, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended July 1, 2022 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

INVESTOR CONTACT
Nelson Erickson
Senior Vice President, Strategy and Corporate Development
IR@mrcy.com

MEDIA CONTACT

Turner Brinton

Senior Director of Corporate Communications
Turner.Brinton@mrcy.com